                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No. 1)

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:
[X]      Preliminary Proxy Statement.
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[_]      Definitive Proxy Statement
[_]      Definitive additional materials.
[_]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

-------------------------------------------------------------------------------

                          KAISER ALUMINUM CORPORATION
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                PRELIMINARY COPY

                          KAISER ALUMINUM CORPORATION

                          5847 San Felipe, Suite 2600
                              Houston, Texas 77057

                               December 17, 1999





To the Stockholders:

         The written consent of the holders of Kaiser Aluminum Corporation's Common Stock, par value $.01 per share (the "Common Stock"), of record at the close of business on December 15, 1999, is requested in regard to an amendment to Kaiser Aluminum Corporation's Restated Certificate of Incorporation as described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the accompanying Consent Card, be delivered to Kaiser Aluminum Corporation at 5847 San Felipe, Suite 2600, Houston, Texas 77057 on or before January 6, 2000. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.


                                      By Order of the Board of Directors,


                                      George T. Haymaker, Jr.
                                      Chairman of the Board and
                                      Chief Executive Officer


                                      Raymond J. Milchovich
                                      President and Chief Operating Officer

                                PRELIMINARY COPY

                          KAISER ALUMINUM CORPORATION
                          5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

                         CONSENT SOLICITATION STATEMENT
                                      FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     TO THE ADOPTION OF AN AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION

         This Consent Solicitation Statement (the "Consent Statement") is furnished to Stockholders (as defined below) by the Board of Directors (the "Board") of Kaiser Aluminum Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company of the written consents of the Stockholders to the adoption of an amendment (the "Amendment") to the Restated Certificate of Incorporation of the Company (the "Certificate").

         The purpose of the Amendment is to increase the number of shares of Common Stock which the Company shall have authority to issue by 25,000,000, from 100,000,000 to 125,000,000, and, consequently, to increase the total number of shares of all classes of stock which the Company shall have authority to issue by 25,000,000, from 120,000,000 to 145,000,000. The Amendment is set forth below under the heading "The Amendment".

         There is currently no specific transaction in which such additional authorized shares of Common Stock will be issued. However, the availability of an increased number of authorized shares of Common Stock would improve the flexibility of the Company to issue Common Stock under the Company's employee benefit plans, in connection with the raising of capital under the Company's effective "shelf" registration statement covering equity securities of the Company up to a maximum aggregate offering price of $150 million, and in connection with other transactions that involve the issuance of Common Stock of the Company. Subject to applicable laws and regulations, the Company does not intend to solicit further authorization from the holders of Common Stock for the issuance of the Common Stock authorized by the Amendment.

         The Company intends to distribute this Consent Statement and the accompanying Written Consent of Stockholders (the "Consent Card") commencing on or about December 17, 1999, to the holders of record as of the close of business on December 15, 1999 (the "Record Date"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), all such holders being collectively referred to as the "Stockholders". Written consents of Stockholders representing a majority of the outstanding shares of Common Stock at the Record Date are required to approve the Amendment.

         The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057, and the telephone number of the Company is (713) 267-3777.

                                 The Amendment

         The first paragraph of Article FOURTH of the Certificate reads as follows before giving effect to the Amendment:

                  "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is ONE HUNDRED TWENTY MILLION (120,000,000) shares consisting of:

                  (a) ONE HUNDRED MILLION (100,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Common Stock; and

                  (b) TWENTY MILLION (20,000,000) shares of the par value of Five Cents ($.05) per share, which shall be designated Preferred Stock."

         Pursuant to the Amendment, the foregoing first paragraph of Article FOURTH of the Certificate would be deleted and replaced by the following:

                  "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is ONE HUNDRED FORTY-FIVE MILLION (145,000,000) shares consisting of:

                  (a) ONE HUNDRED TWENTY-FIVE MILLION (125,000,000) shares of the par value of One Cent ($.01) per share, which shall be designated Common Stock; and

                  (b) TWENTY MILLION (20,000,000) shares of the par value of Five Cents ($.05) per share, which shall be designated Preferred Stock."

         THE BOARD HAS ADOPTED RESOLUTIONS WHICH SET FORTH THE AMENDMENT, DECLARE THE ADVISABILITY OF THE AMENDMENT, AND SUBMIT THE AMENDMENT TO THE STOCKHOLDERS FOR APPROVAL. THE BOARD RECOMMENDS APPROVAL OF THE
AMENDMENT BY THE STOCKHOLDERS.

                             The Consent Procedure

         The Amendment is submitted for Stockholder approval by written consent. No meeting of the Stockholders will be held to vote on this matter. Only Stockholders are entitled to consent, to withhold their consent, or to revoke their consent, to the Amendment. Stockholders are entitled to one consent for each outstanding share of Common Stock held at the Record Date. As of the Record Date there were 79,___,___ outstanding shares of Common Stock.

         Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before January 6, 2000.


         As of the Record Date, MAXXAM Inc. and one of its subsidiaries were Stockholders and owned in the aggregate approximately 63% of the outstanding Common Stock. Those Stockholders have indicated their intent to deliver to the Company their written consents approving the Amendment. Accordingly, those Stockholders hold sufficient shares of Common Stock to assure the approval of the Amendment.


         The Amendment will be approved by the Stockholders on January 7, 2000, if the Company then holds unrevoked written consents of Stockholders approving the Amendment representing a majority of the outstanding shares of Common Stock at the Record Date. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Amendment. Stockholders are requested to indicate approval of the Amendment by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Amendment, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Amendment, or abstention with respect to the approval of the Amendment, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Amendment or abstention with respect to the approval of the Amendment, respectively, and delivering the Consent Card to the Company at the address set forth below. A Consent Card which has been signed, dated and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute the Stockholder's consent to the Amendment.

         Consent Cards may be delivered to the Company at the following address:

                          Kaiser Aluminum Corporation
                              Attention: Secretary
                          5847 San Felipe, Suite 2600
                              Houston, Texas 77057

Consent Cards should be delivered to the Company as soon as possible for receipt not later than January 6, 2000. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents, if any, shall be deemed to have been received by the Company upon actual delivery of such Consent Cards or revocations to the Company at the above address.

         Stockholders who abstain from consenting with respect to the Amendment, or who withhold consent to the Amendment, do not have the right to an appraisal of their shares of Common Stock or any similar dissenter's rights under applicable law.

                        Expense of Consent Solicitation

         The Company will bear the entire cost of the solicitation of Stockholder approval of the Amendment, including the preparation, assembly, printing and mailing of this Consent Statement and any additional material furnished to Stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the solicitation material to Stockholders. The solicitation of consents by mail may be supplemented by telephone, telegram and/or personal solicitation by directors, officers and/or employees of the Company. No additional compensation will be paid for any of such services. To assist in the solicitation process, the Company has retained Corporate Investor Communications, Inc., at an estimated cost of approximately $1,550, plus reasonable out-of-pocket expenses.

                              No Preemptive Rights

         No holder of shares of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever.

         Security Ownership of Certain Beneficial Owners and Management

                            Ownership of the Company

         The following table sets forth, as of November 29, 1999, unless otherwise indicated, the beneficial ownership of the Company's equity securities by (i) those persons known by the Company to own beneficially more than 5% of the shares of any class then outstanding, (ii) each of the directors of the Company, (iii) each of the "named executive officers" of the Company (as defined in Item 402(a)(3) of Regulation S-K), and (iv) all directors and executive officers of the Company and Kaiser Aluminum & Chemical Corporation ("KACC"), the principal subsidiary of the Company, as a group.



                      NAME OF
                  BENEFICIAL OWNER                      TITLE OF CLASS                  # OF SHARES(1)   % OF CLASS
                  ----------------                      ---------------                 -------------    ----------
MAXXAM Inc.                                              Common Stock                  50,000,000(2)       63.0
Vanguard Windsor Funds - Windsor Fund                    Common Stock                   5,929,334(3)        7.5
Robert J. Cruikshank                                     Common Stock                       8,212(4)         *
George T. Haymaker, Jr.                                  Common Stock                     331,761(5)         *
Charles E. Hurwitz                                       Common Stock                     250,000(6)(7)      *
John T. La Duc                                           Common Stock                     323,871(5)         *
Ezra G. Levin                                            Common Stock                       6,212(6)         *
Raymond J. Milchovich                                    Common Stock                     316,840(5)         *
Geoffrey W. Smith                                        Common Stock                      63,600(5)         *
John H. Walker                                           Common Stock                         2,754          *
James D. Woods                                           Common Stock                           -0-          *

All directors and executive officers of the Company      Common Stock                     1,678,005(8)       2.1
and KACC as a group (21 persons)

------------------------------------

*     Less than 1%.

(1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Also includes options exercisable within 60 days of November 29, 1999, to acquire such shares.

(2) Includes 27,938,250 shares beneficially owned by MAXXAM Group Holdings Inc. ("MGHI"). As of November 29, 1999, such shares were pledged as security for $130.0 million principal amount of 12% Senior Secured Notes due 2003. An additional 7,915,000 shares of the Company's Common Stock were pledged by MAXXAM Inc. ("MAXXAM") under a separate agreement under which $16.0 million had been borrowed by MAXXAM as of October 31, 1999. In addition to the foregoing, MAXXAM has agreed to secure each $1.0 million of borrowings with 400,000 shares of the Company's Common Stock under the terms of another $25 million credit facility ($2.5 million outstanding at October 31, 1999). The address of MAXXAM is 5847 San Felipe, Suite 2600, Houston, Texas 77057.

(3) Information is based solely on the Schedule 13G filed with the SEC on February 10, 1999, by Vanguard Windsor Funds- Windsor Fund ("Vanguard") as a result of its ownership interest in the Company at December 31, 1998 (the "Vanguard 13G"). The Vanguard 13G indicates that these shares are held of record by Vanguard and that Vanguard has sole voting power and shared dispositive power with respect to these shares. Vanguard's address is P.O. Box 2600, Valley Forge, Pennsylvania 19482. In addition, Wellington Management Company, LLP, a registered investment advisor ("Wellington"), filed a Schedule 13G with the SEC on February 10, 1999, as a result of its ownership interest in these shares at December 31, 1998 (the "Wellington 13G"). The Wellington 13G indicates that Wellington does not have sole or shared voting power with respect to any of such shares and that Wellington has shared dispositive power with respect to all of such shares. Wellington's address is 75 State Street, Boston, Massachusetts 02109.

(4) Includes options exercisable within 60 days of November 29, 1999, to acquire 6,212 shares of Common Stock.

(5) Includes 275,366, 261,200, 196,700 and 20,240 options exercisable within 60 days of November 29, 1999, to acquire shares of Common Stock, by Messrs. Haymaker, Milchovich, La Duc and Smith, respectively.

(6) Represents only options exercisable within 60 days of November 29, 1999, to acquire such shares.

(7) Excludes shares owned by MAXXAM. Mr. Hurwitz may be deemed to hold beneficial ownership in the Company as a result of his beneficial ownership in MAXXAM.

(8) Includes options exercisable within 60 days of November 29, 1999, to acquire 1,273,498 shares of Common Stock.

                       Ownership of Parent of the Company

      As of November 29, 1999, MAXXAM owned, directly and indirectly, approximately 63.0% of the issued and outstanding Common Stock of the Company. The following table sets forth, as of November 29, 1999, the beneficial ownership of the common stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Preferred Stock") of MAXXAM by the directors of the Company and by the directors and the executive officers of the Company and KACC as a group.


                      NAME OF                                                                            %         % OF COMBINED
                  BENEFICIAL OWNER              TITLE OF CLASS                    # OF SHARES(1)      OF CLASS      VOTING POWER
                  ----------------              ---------------                   -------------       --------     -------------
Charles E. Hurwitz                               Common Stock                    2,647,396(3)(4)(5)      37.6            69.2
                                                 Preferred Stock                   738,941(6)(7)         99.2
Ezra G. Levin                                    Common Stock                        2,475(4)(5)(*)        *              *
Robert J. Cruikshank                             Common Stock                        2,475(8)              *              *
All directors and  executive officers as a       Common Stock                    2,652,731(3)(4)(5)(9)   37.6            69.3
group (21 persons)                               Preferred Stock                   738,941(6)(7)         99.2

------------------------------------

*     Less than 1%.

(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed in the table. Includes the number of shares such persons would have received on November 29, 1999, if any, for their exercisable stock appreciation rights ("SARs") (excluding SARs payable in cash only) exercisable within 60 days of such date if such rights had been paid solely in shares of MAXXAM common stock.

(2) MAXXAM Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of MAXXAM's stockholders.

(3) Includes 1,669,451 shares of MAXXAM common stock owned by Federated Development Inc. ("FDI"), a wholly owned subsidiary of Federated Development Company ("Federated"), as to which Mr. Hurwitz indirectly possesses voting and investment power. Mr. Hurwitz serves as a trustee of Federated, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated. Also includes (a) 34,845 shares of MAXXAM common stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (b) 46,500 shares of MAXXAM common stock owned by the Hurwitz Investment Partnership L.P., a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 91,926 shares of MAXXAM common stock owned by the 1992 Hurwitz Investment Partnership L.P., of which 45,963 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 700,645 shares of MAXXAM common stock held directly by Mr. Hurwitz, (e) 60,000 shares of MAXXAM common stock owned by Federated Development Investments, LLC, which is owned 79% by FDI and 21% by Mr. Hurwitz, and of which FDI is the managing member ("FDILLC"),
      (f) options to purchase 21,029 shares of MAXXAM common stock held by FDI, and (g) options held by Mr. Hurwitz to purchase 23,000 shares of MAXXAM common stock within 60 days of November 29, 1999.

(4) FDI, Federated, FDILLC, the Hurwitz Investment Partnership L.P., the 1992 Hurwitz Investment Partnership L.P., Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of November 29, 1999, in the aggregate, the members of the Stockholder Group who are also officers or directors of the Company or KACC beneficially owned 2,649,871 shares of MAXXAM common stock and 738,941 shares of Preferred Stock, aggregating approximately 69.3% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

(5)   Does not include shares owned by other members of the Stockholder Group.

(6) Includes 661,377 shares owned by FDI as to which Mr. Hurwitz possesses voting and investment power and 1,064 shares held directly.

(7) Includes options exercisable within 60 days of November 29, 1999, to acquire 76,500 shares of Preferred Stock.

(8) Includes options exercisable within 60 days of November 29, 1999, to acquire 1,475 shares of MAXXAM common stock.

(9) Includes (i) options exercisable within 60 days of November 29, 1999, to acquire 1,475 shares of MAXXAM common stock, and (ii) 135 shares of MAXXAM common stock which would have been received on November 29, 1999 for 6,000 SARs exercisable within 60 days of such date, if such SARs had been paid solely in shares of MAXXAM common stock.

       Stockholder Proposals for the 2000 Annual Meeting of Stockholders

           The Company's Amended and Restated By-laws require that the Company receive written notice of any proposals which stockholders intend to present at the 2000 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), and any nominations by stockholders of persons for election or reelection as directors of the Company, by no earlier than February 19, 2000, and no later than March 20, 2000. The foregoing notice is required to set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholder submitting the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is being made, as well as (a) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, if applicable, and (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, if applicable. A copy of the provision referred to above may be obtained, without charge, upon written request to the Company's Secretary. Proposals intended to be presented at the 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by December 21, 1999, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder proposals or nominations must be sent to the Company's Secretary at the Company's executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057.

                                          By Order of the Board of Directors


                                          John Wm. Niemand II
                                          Secretary



December 17, 1999
Houston, Texas

================================================================================


                               TABLE OF CONTENTS

Letter to the Stockholders
Consent Solicitation Statement for the Solicitation
     of Written Consents to the Adoption of an
     Amendment to the Restated Certificate of
     Incorporation
         The Amendment...............................                    1
         The Consent Procedure.......................                    2
         Expense of Consent Solicitation.............                    3
         No Preemptive Rights........................                    3
         Security Ownership of Certain Beneficial
              Owners and Management..................                    3
              Ownership of the Company...............                    3
              Ownership of Parent of
                    the Company......................                    4
         Stockholder Proposals for the 2000
              Annual Meeting of Stockholders.........                    5


================================================================================




                                   [KAC Logo]





================================================================================


                         CONSENT SOLICITATION STATEMENT
                                      FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                       TO THE ADOPTION OF AN AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION


================================================================================







                                   IMPORTANT

                         PLEASE COMPLETE, SIGN AND DATE
                         YOUR WRITTEN CONSENT PROMPTLY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                                PRELIMINARY COPY
                                   APPENDIX A

                        WRITTEN CONSENT OF STOCKHOLDERS
                          KAISER ALUMINUM CORPORATION
              THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS



WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF THIS CONSENT IS SIGNED, DATED, AND DELIVERED TO KAISER ALUMINUM CORPORATION WITH NO DESIGNATION BY THE UNDERSIGNED ON THE REVERSE SIDE, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER'S CONSENT TO AND APPROVAL OF THE AMENDMENT.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN
SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON.
IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------
                  (TO BE SIGNED AND DATED ON THE REVERSE SIDE)

[X] PLEASE MARK AS IN THIS SAMPLE.

MARK ONLY ONE OF THE FOLLOWING THREE BOXES:

[ ] The undersigned, a holder of Common Stock, par value $.01 per share, of Kaiser Aluminum Corporation as of the close of business on December 15, 1999, hereby CONSENTS TO AND APPROVES of the amendment to the first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation of Kaiser Aluminum Corporation as set forth under the heading "The Amendment" in the Consent Solicitation Statement dated December 17, 1999.

[ ] The undersigned, a holder of Common Stock, par value $.01 per share, of Kaiser Aluminum Corporation as of the close of business on December 15, 1999, hereby WITHHOLDS CONSENT TO AND DOES NOT APPROVE of the amendment to the first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation of Kaiser Aluminum Corporation as set forth under the heading "The Amendment" in the Consent Solicitation Statement dated December 17, 1999.

[ ] The undersigned, a holder of Common Stock, par value $.01 per share, of Kaiser Aluminum Corporation as of the close of business on December 15, 1999, hereby ABSTAINS from consenting to and approving the amendment to the first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation of Kaiser Aluminum Corporation as set forth under the heading "The Amendment" in the Consent Solicitation Statement dated December 17, 1999.


Signature:             Date:             Signature:              Date:
          -----------        --------               ------------        --------